Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 26, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Suburban Propane Partners, L.P.’s Annual Report on Form 10-K for the year ended September 27, 2008.
/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Florham Park, NJ
July 24, 2009